Exhibit 10.9

Execution Version

NON-RECOURSE GUARANTY

This NON-RECOURSE GUARANTY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), dated as of May 5, 2008, is made by CHENIERE ENERGY, INC., a Delaware corporation (the “Guarantor”), in favor of CREDIT SUISSE, as administrative agent (in such capacity and together with its successors, the “Administrative Agent”), for the benefit of (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of May 5, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cheniere Common Units Holding, LLC, a Delaware limited liability company (the “Borrower”), the Loan Parties signatory thereto, the Lenders from time to time party thereto, Credit Suisse, as Administrative Agent, as collateral agent (in such capacity and together with its successors, the “Collateral Agent”), and as a Lender and (ii) the other Secured Parties (as defined herein).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to, directly or indirectly, make valuable transfers to the Guarantor or its subsidiaries in connection with the operation of its businesses and those of the Guarantor’s various subsidiaries;

WHEREAS, the Borrower and the Guarantor are engaged in related businesses, and the Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Credit Agreement” shall have the meaning assigned to such term in the preamble.

“Guarantor” shall have the meaning assigned to such term in the preamble.

“Guaranty” shall have the meaning assigned to such term in the preamble.

“Lenders” shall have the meaning assigned to such term in the preamble.

“Obligations” shall mean the collective reference to the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant to the Credit Agreement or any other Loan Document) or otherwise.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Lenders.

“Termination Date” shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Credit Agreement and the other Loan Documents have been completed and discharged.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, each capitalized term used in this Guaranty and not otherwise defined herein has the meaning provided in the Credit Agreement.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1. Guaranty.

(a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) If and to the extent required in order for the Obligations of the Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of the Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by the Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.5. The Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) the Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including the Guarantor in its capacity as debtor-in-possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Guaranty, (ii) the Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including the Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Guaranty, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of the Guarantor under this Guaranty to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of the Guarantor or other person entitled, under such laws, to enforce the provisions thereof.

(c) The Guarantor agrees that the Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

(e) No payment made by the Borrower, the Guarantor, any other guarantor or any other person or received or collected by any Secured Party from the Borrower, the Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Obligations or any payment received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full.

SECTION 2.2. Reinstatement, etc. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. The Guarantor guarantees that the Obligations of the Borrower and each other Loan Party will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. If the Borrower fails or refuses to punctually make any payment or perform the Obligations, the Guarantor shall unconditionally render any such payment or performance upon demand made on it in accordance with the terms of this Guaranty. Nothing but the payment and satisfaction in full of the Obligations shall release the Guarantor from the Guarantor’s Obligations under this Guaranty. The only condition (and no other document, proof or action other than as specifically provided in this Guaranty is) necessary as a condition of the Guarantor honoring its obligations under the Guaranty shall be a demand by the Lenders to the Guarantor. This Guaranty shall be a continuing Guaranty, shall cover all the Obligations, and shall apply to and secure any ultimate balance due or remaining unpaid to the Lenders. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of the Credit Agreement or any other Loan Document or other agreement relating to any Obligation;

(b) whether any other person or persons (an “Additional Guarantor”) shall become in any other way responsible to the Lenders for, or in respect of all or any part of the Obligations;

(c) whether any such Additional Guarantor shall cease to be so liable;

(d) the enforceability, validity, perfection or effect of perfection or non-perfection of any security interest securing the Obligations, or the validity or enforceability of any of the Obligations;

(e) whether any payment of any of the Obligations has been made and where such payment is rescinded or must otherwise be returned upon the occurrence of any action or event, including the insolvency or bankruptcy of the Borrower or any other Loan Party or otherwise, all as though such payment has not been made;

(f) the failure of any Secured Party

(i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Loan Party or any other person (including any other guarantor) under the provisions of any Loan Document or other agreement relating to any Obligation or otherwise, or

(ii) to exercise any right or remedy against any other guarantor (including the Guarantor) of, or collateral securing, any Obligations;

(g) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

(h) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, bankruptcy, insolvency, dissolution or liquidation of the Borrower or any other Loan Party, any change in the name, business, powers, capital structure, constitution, objects, organization, directors or management of the Borrower or any other Loan Party with respect to the transactions occurring either before or after such change; or any other event or occurrence affecting, any Obligations or otherwise;

(i) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document or other agreement relating to any Obligation;

(j) any addition, exchange or release of any collateral or of any person that is (or will become) a guarantor (including the Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations;

(k) any other defense based upon:

(i) the unenforceability or invalidity of all or any part of the Obligations, or any security or other guaranty for the Obligations or any failure of the Lender to take proper care or act in a commercially reasonable manner in respect of any security for the Obligations or any collateral subject to the security, including in respect of any disposition of the Collateral;

(ii) any act or omission of the Borrower or any other person, including the Lender, that directly or indirectly results in the discharge or release of the Borrower or any other Loan Party or any of the Obligations or any security for the Obligations; or

(iii) the Lender’s present or future method of dealing with the Borrower, any other Loan Party, any Additional Guarantor or any security (or any collateral subject to the security) or other guaranty for the Obligations;

(l) any right (whether now or hereafter existing) to require the Lender, as a condition to the enforcement of this Guaranty:

(i) to accelerate the Obligations or proceed and exhaust any recourse against the Borrower or any other person;

(ii) to realize on any security that it holds;

(iii) to marshal the assets of either the Borrower or any other Loan Party; or

(iv) to pursue any other remedy that the Guarantor may not be able to pursue itself and that might limit or reduce the Guarantor’s burden;

(m) presentment, demand, protest and notice of any kind including, without limitation, notices of default and notice of acceptance of this Guaranty;

(n) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction;

(o) all other rights and defenses (legal or equitable) the assertion or exercise of which would in any way diminish the liability of the Guarantor under this Guaranty; or

(p) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party, any surety or any other guarantor.

SECTION 2.4. Waiver, etc. Except as otherwise specifically provided herein, the Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other person or any Collateral securing the Obligations, as the case may be.

SECTION 2.5. Postponement of Subrogation, etc. The Guarantor agrees that it will not exercise any rights which it may acquire by way of subrogation under this Guaranty or any other Loan Document or other agreement relating to any Obligation to which it is a party, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made hereunder, under any other Loan Document or other agreement relating to any Obligation or otherwise, until following the Termination Date. Any amount paid to the Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by the Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.6; provided, however, that if the Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occured, then at the Guarantor’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of the Guarantor, execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.

SECTION 2.6. Payments; Application. The Guarantor hereby agrees with each Secured Party as follows:

(a) The Guarantor agrees that the entries made in the accounts maintained by the Administrative Agent and the Lenders pursuant to Section 2.04 of the Credit Agreement shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Guarantor hereunder and (ii) if there is any conflict between such accounts and the Register, the Register shall govern.

(b) All payments made hereunder shall be applied upon receipt (i) first, to pay any fees, indemnities, or expense reimbursements, then due to the Agents from the Borrower; (ii) second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; (iii) third, to pay interest due in respect of the Loans; (iv) fourth, to pay or prepay principal of the Loans; (v) fifth to the payment of any other Obligation due to an Agent or any Lender by the Borrower and (vi) sixth, after payment in full of the amounts specified in clauses (b)(i) through (b)(v), and following the Termination Date, to the Guarantor or any other person lawfully entitled to receive such surplus.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations. In order to induce the Secured Parties to enter into the Credit Agreement and make the Loans thereunder, the Guarantor represents and warrants to each Secured Party as set forth below.

(a) The representations and warranties contained in Article 3 of the Credit Agreement which are specifically stated to have been made by the Guarantor are hereby incorporated into this Guaranty.

(b) The Guarantor has knowledge of the Borrower’s and each other Loan Party’s financial condition and affairs and has adequate means to obtain from the Borrower and each other Loan Party on an ongoing basis information relating thereto and to the Borrower’s and such Loan Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. The Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower or any other Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor, or might (or does) materially increase the risk of the Guarantor as guarantor, or might (or would) affect the willingness of the Guarantor to continue as a guarantor of the Obligations.

(c) It is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will, as a result of being an indirect parent of the Borrower, derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement, and the Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Loans to the Borrower.

ARTICLE IV

INDEMNITY

As an original and independent obligation under this Guaranty, the Guarantor shall (i) indemnify the Administrative Agent acting on behalf of itself and the other Lenders against all out-of-pocket costs, losses, expenses and liabilities of whatever kind resulting from the failure by any other Loan Party to make due and punctual payment of any of the Obligations or resulting from any of the Obligations being or becoming void, voidable, unenforceable or ineffective against any other Loan Party (including, but without limitation, all out-of-pocket legal and other costs, charges and expenses incurred by the Administrative Agent on behalf of itself and the other Lenders, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Guaranty); and (ii) pay on demand the amount of such costs, losses, expenses and liabilities whether or not the Administrative Agent acting on behalf of itself and the other Lenders has attempted to enforce any rights against any other Loan Party or any other person or otherwise.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall be binding upon the Guarantor and the Guarantor’s successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and their respective successors, transferees and assigns; provided, however, that the Guarantor may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior consent of the Required Lenders.

SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 9.08 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.4. Notices. All notices, requests and demands to or upon the Administrative Agent or the Guarantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 1.

SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5.6. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 5.7. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 5.8. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS AND OTHER AGREEMENTS RELATING TO ANY OBLIGATION CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 5.9. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTOR MAY BE BROUGHT AND MAINTAINED (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER,

THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 5.10. Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page to this Guaranty by telecopier or electronic mail in portable document format shall be effective as delivery of an original executed counterpart of the Guaranty.

SECTION 5.11. Waiver of Jury Trial. THE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTOR.

[signature page follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

CHENIERE ENERGY, INC.

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

ACCEPTED AND AGREED FOR ITSELF

AND ON BEHALF OF THE SECURED PARTIES:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Robert Nydegger
Name:	Robert Nydegger
Title:	Managing Director

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Director

Schedule 1

NOTICE ADDRESS OF THE GUARANTOR

Cheniere Energy, Inc.

700 Milam Street

Suite 800

Houston, Texas 77002

Attention: Graham McArthur, Treasurer

Facsimile No.: (713) 375-6290

Telephone No.: (713) 375-5290

SCHEDULE 1-1